UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2023

MDB Capital Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-41751	87-4366624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14135 Midway Road, Suite G-150

Addison, TX 75001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 526-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, representing Limited Liability Interests	MDBH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 - Changes in Registrant’s Certifying Accountant

December 20, 2023 the Audit Committee of the Board of Directors (the “Audit Committee”) of MDB Capital Holdings, LLC (the “Company”) approved the engagement of RBSM, LLP (“RBSM”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2023 and to review the Company’s quarterly consolidated financial statements of the 2024 fiscal year. The change will be effective upon RBSM’s completion of its standard client acceptance process and execution of an engagement letter. In connection with the selection of RBSM, the Audit Committee dismissed BDO USA, P.C.(“BDO”) as the Company’s independent registered public accounting firm on December 20, 2023.

The reports of BDO on the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through September 30, 2023, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through September 30, 2023, there have been no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the design and implementation of entity-level controls across each of the five components of internal control as defined by the Committee of Sponsoring Organizations (COSO) 2013 Framework to prevent or detect material misstatements to the consolidated financial statements. In addition, the Company general information technology controls were not designed, implemented and operating effectively relating to logical access and program change management across systems supporting substantially all of the Company’s business processes. These deficiencies also resulted in segregation of duties conflicts within certain business processes. Formal accounting policies, procedures and controls were not designed and implemented across substantially all of the Company’s business and financial reporting processes to achieve timely, complete, accurate financial accounting, reporting, and disclosures, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis, as previously disclosed under Risk Factors of the Company’s Form S-1A filed on July 6, 2023, and Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023. The Audit Committee discussed the material weaknesses with BDO, and the Company authorized BDO to respond fully to inquiries of RBSM concerning the material weaknesses.

The Company provided BDO with a copy of the disclosures in this Current Report on Form 8-K and requested that BDO furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of BDO’s letter dated December 20, 2023 is attached hereto as Exhibit Number16.1, below.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report

Exhibit Number	Exhibit Description
16.1	Letter to Securities and Exchange Commission from BDO USA, PC, dated December 20, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2023	MDB Capital Holdings, LLC

	By	/s/ Christopher Marlett
Christopher Marlett
Chief Executive Officer